                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT


                                            Jurisdiction of Organization
Name of Subsidiary                          and Type of Entity
------------------                          ---------------------------------
AMB Property, L.P.                          Delaware limited partnership
AMB Property II, L.P.                       Delaware limited partnership
Long Gate, L.L.C.                           Delaware limited liability
                                            company